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                                                                    Exhibit 23.7
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated October 23, 1998, accompanying the financial statements of SouthWind Internet Access, Inc. included in the Annual Report of OneMain.com, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Pre-Effective Amendment No. 1 to the Registration Statement and Prospectus of EarthLink, Inc. on Form S-4 (File No. 333-41064), and to the use of our name as it appears under the caption "Experts."

                                        /s/ Grant Thornton LLP


Wichita, Kansas
August 4, 2000